As filed with the Securities and Exchange Commission on March 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mobileye N.V.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 9777513, Israel +972 2 541 7333
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
	Mobileye, Inc. 99 Jericho Turnpike Jericho, NY 11753 877-867-4900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ofer Maharshak Chief Financial Officer Mobileye N.V. Har Hotzvim, 13 Hartom Street P.O. Box 45157 Jerusalem 9777513, Israel +972 2 541 7333	James R. Tanenbaum, Esq. Nilene R. Evans, Esq. Morrison & Foerster LLP 250 West 55th Street New York, NY 10019-5201 (212) 468-8000	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☑ 333-201614

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed Maximum Offering Price per security(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Ordinary shares, nominal value €0.01	3,021,050	$41.75	$126,128,838	$14,657

(1)

This amount is in addition to the 16,675,000 shares of common stock registered under the Registration Statement on Form F-1 originally declared effective by the Securities and Exchange Commission on March 16, 2015 (File No. 333-201614) and includes ordinary shares that may be purchased from the selling shareholders at the option of the underwriters.

(2)	Based on the public offering price of $41.75 per share.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form F-1 (File No. 333-201614), originally filed by us on January 21, 2015, as amended, and declared effective on March 16, 2015. This registration statement is being filed for the sole purpose of increasing the amount of ordinary shares to be registered for sale by the Company. The contents of such registration statement, as declared effective on March 16, 2015 are incorporated by reference into this registration statement pursuant to Rule 462(b) under the Securities Act.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 17, 2015), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 17, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits.

Exhibit Number	Exhibit Description

5.1	Opinion of Van Campen & Partners N.V. as to the legality of the securities being registered
23.1	Consent of Van Campen & Partners N.V. (included in Exhibit 5.1)
23.2	Consent of Kesselman & Kesselman independent registered public accounting firm
24.1	Power of Attorney; incorporated by reference to the Power of Attorney included in Registration Statement on Form F-1 (SEC File No. 333-201614)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Jerusalem, Israel, on March 16, 2015.

MOBILEYE N.V.

By:	/s/ Ziv Aviram
Name: Ziv Aviram
Title: President and Chief Executive Officer

By:	/s/ Ofer Maharshak
Name: Ofer Maharshak
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Ziv Aviram	President, Chief Executive Officer	March 16, 2015
* Ziv Aviram	and Executive Director (Principal Executive Officer)

/s/ Ofer Maharshak	Chief Financial Officer	March 16, 2015
Ofer Maharshak	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman and Executive Director	March 16, 2015
Professor Amnon Shashua

*	Director	March 16, 2015
Eli Barkat

*	Director	March 16, 2015
Eyal Desheh

*	Director	March 16, 2015
Peter Seth Neustadter

*	Director	March 16, 2015
Tomaso A. Poggio

*	Director	March 16, 2015
Judith Richter

By:	/s/ Ofer Maharshak
Ofer Maharshak, as Attorney-in-Fact

Authorized U.S. Representative:

Mobileye, Inc.
By:	/s/ Ziv Aviram
Name: Ziv Aviram
Title: Chief Executive Officer
Date: March 16, 2015